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                                                         Exhibit 10-1


                                 EMPLOYMENT AGREEMENT


THIS EMPLOYMENT AGREEMENT is made and entered into as of the Start Date (defined in Section 9.1 hereof), by and between AyurCore, Inc., a Delaware corporation ("Company"), and Barry Wald ("Employee").

1. Employment. The Company hereby employs Employee to render services in accordance with and subject to the terms, conditions and provisions of this Agreement. Employee shall have the title President-International Operations. Employee shall render services at such places in San Jose, California and vicinity as the Company shall designate from time to time. Notwithstanding anything in this Agreement to the contrary, the Company may, at any time during the term of this Agreement, change Employee's position in the Company and the title of Employee's position in the Company; provided that (a) Employee's compensation under this Agreement shall not be reduced solely as a result of any such change and (b) in all events Employee's position in the Company shall be that of an executive officer.

2. Acceptance of Employment. Employee hereby accepts employment by the Company subject to the terms, conditions and provisions of this Agreement and agrees to devote his entire working time and attention and best talents and abilities exclusively to the service of the Company as the Company may direct during the term hereof. It is expressly understood and agreed that in the performance of his duties and obligations hereunder, Employee shall at all times be subject to the control and direction of the Chief Executive Officer of the Company or such other persons as the Board of Directors of the Company may designate from time to time.

3.  Duties.

    3.1. Authority. Employee shall report to the Chief Executive Officer of the Company or such other persons as the Board of Directors of the Company may designate from time to time, and his powers and authority shall be those reasonably necessary and appropriate for him to perform his duties as President - International Operations, provided that in all events Employee shall be subject to the direction and control of the and Chief Executive Officer of the Company and such persons as the Board of Directors of the Company may designate from time to time.

    3.2. Exclusive Employment. Employee shall devote his full time and effort during normal business hours to the business and affairs of the Company. Employee shall not be involved in any business activities other than those performed for the Company except as shall be specifically approved in writing by the Company.

    3.3. Services. Employee shall perform the duties and services described on Exhibit A hereto, which by this reference is incorporated herein.

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4.  Compensation.

    4.1. Salary. In full consideration for the services to be rendered by Employee and in complete discharge of the Company's obligations hereunder, the Company shall pay to Employee and Employee shall accept from the Company the following (subject to all withholding requirements which may be imposed by applicable taxing authorities):

           a. a salary of $130,000.00 per year payable in arrears in accordance with the Company's usual business practices.

           b. reimbursement on a monthly basis for all reasonable expenses incurred in connection with the performance of duties under this Agreement, provided that such expenses are documented and approved by the Company in each instance. Employee shall obtain the prior written approval of the Company for any expense in excess of $1,000 for which reimbursement will be requested.

           c. such fringe benefits (such as paid vacations, participation in medical insurance plans and employee benefit plans) as are generally available to all employees of the Company; and

           d. such other benefits (if any) as may be authorized from time to time by the Board of Directors of the Company.

    4.2. Bonus and Salary Increases. The Company may, in its sole discretion, award to the Employee a bonus of up to $15,000 for each six-month period of service under this Agreement. In addition, the Company may, in its sole discretion, increase the Employee's salary with respect to any year of this Agreement in an amount not to exceed 10% of the previous year's salary.

    4.3. Vacation. Employee shall be entitled to a paid (at Employee's then current salary rate) vacation of a duration dependent upon years of Employee's continuous employment with the Company according to the following schedule:

           During Years                Weeks of Vacation
           ____________                _________________

           1                                  2
           2 - 5                              3
           6 and thereafter                   4

The non-carryover vacation period to which Employee is entitled for any year shall accrue on a daily basis during such year. Once Employee has accrued the maximum number of weeks of vacation to which employee is then entitled, Employee shall not accrue any additional vacation until Employee has used some or all of Employee's accrued vacation. Subject to the limitations of the preceding sentence, periods of vacation accrued but not taken during one year may be carried over and taken during any succeeding year. The Company shall have no obligation to make any payment to Employee on account of any

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vacation accrued but not taken by Employee during any year, except that, on the termination of Employee's employment with the Company, the Company shall pay to Employee an amount equal to the product of Employee's then current salary and the number of weeks (and partial weeks) of vacation accrued but untaken by Employee as of the date of the termination.

5. Policies and Regulations. Employee shall observe, comply with and be bound by all of the policies, rules and regulations established by the Company with respect to its employees and otherwise, all of which are subject to change by the Company from time to time.

6.  Rights to Creations.

    6.1. Creation. The term "Creation" means every idea, concept, invention, device, design, apparatus, machine, practice, process, method, product, composition of matter, improvement, formula, algorithm, literary or graphical or audiovisual work or sound recording, mask work, or computer program of any kind, whether or not subject to patent, copyright, mask work right, or similar protection.

    6.2. Creates, Created. The terms "Creates" and "Created" mean invented, developed, devised, conceived, discovered, created, first reduced to practice, written, or fixed in a tangible medium of expression.

    6.3. Disclosure and Assignment of Creations. Employee shall promptly inform and disclose to the Company all Creations which Employee Creates (either alone or with others) during the term of this Agreement, if the
Creations:

           a. relate, at the time Created, to the business of the Company or to any actual or demonstrably anticipated research or development work of the Company; or

           b. result from any work or services performed by Employee for the Company; or

           c. were Created utilizing any of the Company's equipment, supplies, facilities, time, or Confidential Information.

           ALL OF THE ABOVE-DESCRIBED CREATIONS ARE HEREBY ASSIGNED BY EMPLOYEE TO THE COMPANY, AND ARE THE EXCLUSIVE PROPERTY OF THE COMPANY.

The assignment of the Creations contemplated in this Section shall occur automatically and immediately at the time the Creation is Created. The Company shall have no obligation to pay Employee any additional or separate compensation for Employee's assignment of any Creation to the Company pursuant to this Section. Notwithstanding the foregoing, Employee shall execute and deliver to the Company, and shall permit the filing

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and/or recording of, all such assignments, memorandum of assignment and other documents as the Company reasonably may request from time to time to memorialize any such assignment.

    6.4. Collaboration. Employee shall not, without the prior written consent of the Company, which consent can be withheld for any reason or no reason, collaborate or join in creative efforts with any person or entity not employed or retained by the Company with respect to any of the services to be performed by Employee under this Agreement. It is the intent of the parties that complete title and all rights in and to all of the benefits and results of Employee's performance of services under this Agreement and all Confidential Information, Creations and other proprietary rights relating to or arising from Employee's performance of services under this Agreement shall belong to the Company.

    6.5. Governmental Rights. Employee shall assign to the Company all of Employee's rights in any Creation of Employee if the Company is required to grant those rights to the United States or any foreign government or any agencies of the United States or any foreign government.

    6.6. Employee's Assistance. Employee shall assist the Company in obtaining and/or maintaining patents, copyrights, mask work rights, and similar rights to any Creations assigned by Employee to the Company if the Company, in its sole discretion, requests such assistance. Employee shall sign all documents and do all other things deemed necessary by the Company, at the Company's expense, to obtain and/or maintain such rights, to assign them to the Company, and to protect them against infringement by other parties.

    6.7. Appointment of Agent. Employee hereby irrevocably appoints the Chief Executive Officer of the Company to act as Employee's agent and attorney-in-fact to perform all acts necessary to obtain and/or maintain patents, copyrights, mask work rights, and similar rights, to any Creations assigned by Employee to the Company under this Agreement if Employee (a) refuses to perform those acts, or (b) is unavailable, within the meaning of any applicable laws. Employee acknowledges that the grant of the foregoing power of attorney is coupled with an interest and shall survive the death or disability of Employee.

    6.8. Further Disclosure. Employee shall promptly disclose to the Company, in confidence, (a) all Creations of any kind which Employee Creates during the term of this Agreement, and (b) each application for patent, copyright registration, mask work registration, or similar right filed by Employee within one (1) year after termination of this Agreement. Employee agrees that any such application shall be presumed to relate to a Creation of Employee Created during the term of this Agreement, unless Employee can prove otherwise.

    6.9. Records. During the term of this Agreement Employee shall keep in the manner and form requested by the Company, complete, accurate, and authentic information and records on all Creations. The information and records, and all copies of

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them, shall be the exclusive property of the Company.  Employee shall promptly surrender all such information and records upon the request of the Company, and on any termination of this Agreement.

    6.10. Obligations of the Company. Nothing contained in this Agreement shall be construed to preclude the Company from exercising any or all of its rights and privileges as sole and exclusive owner of all of the Creations owned by or assigned to the Company under this Agreement. In exercising such rights and privileges with respect to any particular Creation, the Company may decide not to file any patent application or any copyright or mask work registration on the Creation, may decide to maintain the Creation as secret and confidential, or may decide to abandon the Creation or dedicate it to the public. Employee shall have no authority to exercise any rights or privileges with respect to the Creations owned by or assigned to the Company under this Agreement.

    6.11. Conformance with Labor Code. THIS AGREEMENT DOES NOT APPLY TO ANY CREATIONS WHICH QUALIFY FULLY UNDER THE PROVISIONS OF SECTION 2870 OF THE CALIFORNIA LABOR CODE, OR ANY SIMILAR APPLICABLE LAW. For Employee's information, the current text of Section 2870 is reproduced below:

    "(a) Any provision in an employment agreement which provides that an employee shall assign, or offer to assign, any of his or his rights in an invention to his or her employer shall not apply to an invention that the employee developed entirely on his or her own time without using the employer's equipment, supplies, facilities, or trade secret information except for those inventions that either:

         "(1) Relate at the time of conception or reduction to practice of the invention to the employer's business, or actual or demonstrably anticipated research or development of the employer; or

         "(2) Result from any work performed  by the employee for the employer.

    "(b) The extent a provision in an employment agreement purports to require an employee to assign an invention otherwise excluded from being required to be assigned under subdivision (a), the provision is against the public policy of this state and is unenforceable."

The provisions of this Section shall apply only to the extent that the place at which Employee performs his services under this Agreement is located in the State of California and only with respect to services performed in the State of California.

7.  Confidential Information.

    7.1. Confidential Information. The term "Confidential Information" means all Creations, data, information, know-how, processes, process parameters, methods,

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practices, designs, fabrication techniques, technical plans, algorithms, computer programs , documentation, mask works, customer lists, price lists, supplier lists, business plans, marketing plans, financial information, and the like, in whatever form or medium, and whether or not designated or marked "Confidential" or the like, which: (a) relate to the business of the Company and (i) which have not been disclosed by the Company to the general public or
(ii) which Employee knows or has good reason to know are not generally known to the general public; or (b) are received by the Company from a third party under an obligation of confidentiality to the third party.

    7.2. Restriction. Employee acknowledges that during Employee's performance of services under this Agreement, Employee may be given access to, become acquainted with, or develop Confidential Information. Employee shall not use or disclose (directly or indirectly) any Confidential Information at any time or in any manner, except as required in the course of his performance of services for the Company under this Agreement. All Confidential Information, documents, and equipment of the Company, whether prepared by Employee or otherwise coming into Employee's possession, are the exclusive property of the Company, and must not be removed from any of the Company's premises except as required in the course of Employee's performance of services under this Agreement. All such Confidential Information, documents, and equipment shall be promptly returned by Employee to the Company upon the request of the Company, and on any termination of this Agreement.

    7.3. No Disclosure or Use from Others. Employee shall not disclose to the Company or use on behalf of the Company or in connection with his performance of any services under this Agreement, any confidential information, trade secrets or other proprietary information obtained from any person or entity other than the Company, and shall not bring any confidential information, trade secrets or other proprietary information of any person or entity other than the Company on to the Company's premises.

8.  Restrictions on Employee.

    8.1. No Conflicting Obligations. Employee represents to the Company that each of the following is true, correct and complete.

           a. Employee is neither a party to nor bound by any agreement with or obligation to any other person or entity that would (i) constitute a conflict of interest for the Company or Employee, or (ii) interfere with Employee's performance of services under this Agreement and his compliance with the terms and provisions of this Agreement, or (iii) interfere with the creative efforts of Employee relating to the Projects or services contemplated by this Agreement.

           b. Employee acknowledges that, except as set forth in this Agreement or on Exhibit A hereto, Employee is neither a party to nor bound by any agreement with any person or entity which either (i) restricts Employee's use or disclosure or any information gained or learned by Employee from the person or entity, or (ii)


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    otherwise relates to Employee's use or disclosure of any confidential information or trade secrets of the person or entity.

           c. Employee is not a party to any litigation which would affect or restrict, or might tend to affect or restrict, Employee's ability to complete any Projects or to perform any services contemplated by this Agreement, and no person or entity has contended or is contending that Employee has breached any of the terms or provisions of any of the agreements listed on Exhibit A hereto.

    8.2. No Competition. During the term of this Agreement, Employee shall not in any manner (whether as an employee, consultant, or otherwise) perform services for, or have an ownership interest in (other than less than a 5% equity interest in a publicly-held company), any entity that competes with the Company.

    8.3. No Conflict of Interest. During the term of this Agreement, and for a period of one (1) year thereafter, Employee shall not provide services to any person or entity for purposes related directly or indirectly to (a) the services performed by Employee for the Company under this Agreement, or
(b) any project on which Employee has worked or is working for the Company.

    8.4. No Competitive Planning. During the term of this Agreement, Employee shall not undertake any planning for any business activity, other than his performance of services under this Agreement, which is either (a) competitive with the services which Employee performed or is performing under this Agreement or any of the projects on which Employee has worked or is working for the Company, or (b) competitive with the business of the Company.

    8.5. No Hiring of Employees. During the term of this Agreement, and for a period of two (2) years thereafter, Employee shall not employ or attempt to employ (whether as an employee, consultant, or otherwise), in competition with the Company, any of the Company's employees.

    8.6. No Use of Confidential Information. During the term of this Agreement, and for a period of three (3) years thereafter, Employee shall not provide to any person or entity other than the Company services (whether as an employee, consultant, or otherwise) which are competitive with the business of the Company in which the duties of the competitive employment or service would inherently require Employee to disclose or use any Confidential Information.

    8.7. No Solicitation of Customers. During the term of this Agreement, and for a period of two (2) years thereafter, Employee shall not divert or attempt to divert to any other person or entity (by solicitation or by any other means) any of the customers of the Company existing at the time of the termination of this Agreement. For purposes of this Section, the term "customer" shall mean and include any person or entity (a) to which the Company has, at any time within the twelve (12) months immediately preceding the date of termination of this Agreement, sold or furnished any products or services, or (b)

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which has, at any time within the twelve (12) months immediately preceding the date of termination of this Agreement, purchased products or services in a transaction in which the Company acted as a sales representative or a distributor, or (c) with which, at any time within the twelve (12) months immediately preceding the date of termination of this Agreement, the Company has had any substantial promotional contact with a view to selling or furnishing any products or services.

    8.8. Indemnification. Employee shall defend, indemnify, and hold the Company, and each of the Company's officers, directors, employees and agents, harmless from any claim, liability, award, or expense (including attorney's fees) arising from any breach of Employee's representations in this Section 8.

9.  Term and Termination.

    9.1. Term. Notwithstanding the date on which this Agreement is actually executed by the Company and Employee or the date on which Employee is actually appointed as President - International Operations by the Board of Directors of the Company, the term of this Agreement shall begin as of the effective date of the planned initial public offering of the Company's equity securities (the "Start Date") and shall continue until the third anniversary thereof ("End Date") unless sooner terminated in accordance with the terms of this Agreement. In the event that Employee shall continue in the full-time employment of the Company after the End Date, such continued employment shall be subject to the terms and conditions of this Agreement and the term of this Agreement shall include the period during which Employee in fact so continues in such employment; provided that the continuation of employment with the Company for any period after the End Date shall not obligate the Company to continue to employ Employee or to continue to employ Employee for any particular period after the End Date.

    9.2. Termination by the Company. The Company may terminate this Agreement for "cause" at any time by giving to Employee ninety (90) days prior written notice of termination. For purposes of this Section, the term "cause" shall mean (a) conviction of or confession by Employee of theft, fraud, or embezzlement committed against the Company; (b) Employee's refusal or failure to diligently perform services for the Company under this Agreement; (c) Employee's material breach of any of his obligations under this Agreement or Employee's failure or refusal to perform any material obligation of Employee under this Agreement; and (d) the incapacity or disability of Employee by reason of accident, illness, or mental or physical disability, as a result of which Employee is prevented from fully performing Employee's services under this Agreement for a consecutive period of sixty
(60) days or longer or an aggregate of ninety (90) days or more during any twelve-month period. This Agreement shall terminate automatically at the end of such 90-day period and the Company shall have no obligation to give Employee any further notice of termination.

    9.3. Termination by Employee. Employee may not terminate this Agreement for any reason other than "cause". For purposes of this Section, the term "cause" shall mean the Company's material breach of any of its obligations under this

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Agreement or the Company's failure or refusal to perform any material obligation of the Company under this Agreement. Employee may terminate this Agreement for "cause" at any time by giving to the Company ninety (90) days prior written notice of termination. This Agreement shall terminate automatically at the end of such 90-day period and Employee shall have no obligation to give the Company any further notice of termination.

    9.4. Effect of Termination. In the event of the termination of this Agreement by the Company or Employee, the Company shall be released and discharged of and from all obligations under this Agreement except for its obligation to pay to Employee monies due and owing to Employee with respect to services performed prior to the date of termination of this Agreement and except as provided in Section 12 hereof.

    9.5. Related Agreements. The Company may grant to Employee one or more stock options, or other stock incentives which may provide that the option, or stock incentive will vest over a period of time which may be different from the then remaining term of this Agreement. Employee acknowledges that nothing in this Agreement or any agreement relating to any such option, or stock incentive (a) shall obligate the Company to continue Employee's employment for a period sufficient to permit the full vesting of such option, bonus or stock incentive or (b) shall limit in any way the Company's right to terminate Employee's employment in accordance with the terms of this Agreement.

    9.6. Injunctive Relief. Employee hereby acknowledges and agrees that it would be difficult to fully compensate the Company for damages for a breach or threatened breach of any of the provisions of Sections 3.2, 6, 7, 8, 9.3, 11 or 12.3 hereof. Accordingly, Employee specifically agrees that the Company shall be entitled to temporary and permanent injunctive relief to enforce the provisions of Sections 3.2, 6, 7, 8, 9.3, 11 and 12.3 hereof and that such relief may be granted without the necessity of proving actual damages. The foregoing provision with respect to injunctive relief shall not, however, prohibit the Company from pursuing any other rights or remedies available to the Company for such breach or threatened breach, including, but not limited to, the recovery of damages from Employee or any third parties.

10. Survival of Certain Provisions. Notwithstanding anything to the contrary contained herein, in the event of any termination of this Agreement, the Company shall retain all of its rights under Section 6, 7, 8, 10, 11 and 12 hereof.

11. Binding Arbitration.

    11.1. Resolution of Dispute. All disputes, claims and controversies ("Claims") between the parties arising from or relating to this Agreement shall be resolved by binding arbitration as provided in this Section. The parties each waive their right to commence an action in any court to resolve any Claim. However, this Section shall not apply to any Claim: (a) for worker's compensation or unemployment benefits; or (b) by the Company for injunctive and/or other equitable relief. With respect to matters referred to in clause (b) above, the Company may seek and obtain injunctive relief in court and then proceed with arbitration under this Agreement.

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    11.2.  Processing Claim.  A Claim must be processed in the manner set forth below, otherwise the Claim shall be void and deemed waived even if there is a federal or state statute of limitations which would allow more time to pursue the Claim.

           a. The Claim must initially be raised in writing by Employee to the Chief Executive Officer of the Company. The Company shall respond to the Claim within 30 days after the Claim is presented. If the Company fails to respond, it shall be deemed a denial of Employee's Claim.

           b. If Employee is not satisfied with the Company's decision, Employee may present the Claim for resolution by arbitration. If Employee desires to proceed to arbitration, Employee must give written notice to the Chief Executive Officer of the Company of his intention to arbitrate within 60 days from either the mailing of the Company's final decision or the expiration of the foregoing 30-day period.

           c. If the Company desires to initiate arbitration, it must give written notice to Employee within 60 days after either its mailing to Employee of notice of its final decision or the expiration of the foregoing 30-day period.

    11.3. Procedure. The arbitration shall be conducted in accordance with the then-current Model Employment Arbitration Procedures of the American Arbitration Association ("AAA") before a single arbitrator. The arbitration shall take place in San Jose, California.

    11.4. Discovery Matters. Each party shall have the right to take the deposition of three individuals and any expert witness designated by the other party. Each party also shall have the right to make requests for production of documents to any party. Additional discovery may be had only where the arbitrator so orders, upon a showing of substantial need.

    11.5. Limitation. The arbitrator shall have no authority to: (a) adopt new policies or procedures for the Company; (b) modify this Agreement or any existing policies, procedures, wages or benefits of the Company; or (c) hear or decide any matter that was not processed in accordance with this Agreement. The arbitrator shall have the authority to award any form of remedy or damages that would be available in a court; provided that Employee shall not seek and the arbitrator shall have no authority to award punitive or exemplary damages.

    11.6. Costs. The Company and Employee each shall pay one-half of all reasonable and necessary fees of the arbitral body and arbitrator.

    11.7. Confidential Proceedings. The arbitration shall be conducted in private, and shall not be open to the public or the media. The testimony and other evidence presented, and the results of the arbitration, unless otherwise agreed to by both parties,

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shall be confidential and, unless otherwise required by law, shall not be made public or reported by either the Company or Employee.

12. Miscellaneous.

    12.1. Authorized Representative of Company. Although Employee may now or hereafter be an officer of the Company, any and all actions and decisions to be taken or made by the Company under this Agreement or with respect to the employment relationship described in this Agreement, and any and all consents, approvals, agreements and waivers permitted or required to be given or made on the part of the Company under this Agreement, shall be made and accomplished by the Company only through the actions taken, in writing, of its Chief Executive Officer or such other person as the Board of Directors of the Company may designate from time to time.

    12.2. Notices. All notices and other communications given or permitted under this Agreement shall be in writing and shall be deemed given when delivered, if delivered personally, or ten (10) days after mailing, if mailed by certified or registered mail, postage prepaid, return receipt requested, or two (2) days after transmission, if sent by facsimile, telex or other form of electronic communication that provides for confirmation of transmission to the parties, their successors in interest or their assignees at the addresses and facsimile numbers set forth on the signature page hereto or such other addresses and facsimile numbers as the parties may designate by written notice in the manner aforesaid.

    12.3. Assignment. The Company may assign this Agreement and grant its rights hereunder in whole or in part to any affiliate, subsidiary or parent of the Company, to its successor or successors, or to a corporation with which it may be merged, consolidated, or combined, or to a corporation which may acquire all or a major portion of the Company's assets; provided that no such assignment shall be effective unless and until any such assignee shall expressly assume all of the Company's obligations hereunder. Employee may not assign any or all of his rights or obligations under this Agreement, except only that, in the event of the death or disability of Employee, Employee's right to receive compensation earned, and to be reimbursed for expenses incurred, during the term of this Agreement may be assigned to Employee's heirs or personal representative. This Agreement shall inure to the benefit of the Company's successors, assigns, grantees, and its affiliated, subsidiary, and parent companies and to the benefit of Employee's heirs and successors.

    12.4. Waivers. All rights and remedies of the parties hereto are separate and cumulative, and no one of them, whether exercised or not, shall be deemed to limit or exclude any other rights or remedies which the parties hereto may have. Neither party hereto shall be deemed to waive any rights or remedies under this Agreement unless such waiver is in writing and is signed by such party. No delay or omission on the part of either party hereto in exercising any right or remedy shall operate as a waiver of such right or remedy or of any other right or remedy. A waiver of any right or remedy on any one occasion shall not be construed as a bar to or waiver of any such right or remedy on any future occasion.

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    12.5.  Severability.  If any provision or portion thereof of this
Agreement is held to be unenforceable or invalid, the remaining provisions and portions thereof shall nevertheless be given and continue in full force and effect.

    12.6. Section Headings. Section headings contained in this Agreement are for convenience only and are not a part of this Agreement and do not in any way limit or modify the provision of this Agreement.

    12.7. Entire Agreement. This Agreement contains the entire understanding between the parties hereto, and supersedes any prior written or oral agreements between them respecting the subject matter contained herein. There are no representations, agreements, arrangements, or understandings, either oral or written, between or among any of the parties relating to the subject matter of this Agreement which are not fully expressed herein.

    12.8. Amendment. This Agreement may be amended only in writing duly executed by all of the parties hereto.

    12.9. Governing Law. All questions with respect to the construction of this Agreement and the rights and liabilities of the parties with respect thereto shall be governed by the laws of the State of California.

    12.10. Interpretation. Each of the parties to this Agreement has participated in the negotiation and preparation of this Agreement.
Therefore, the normal rule of construction that an agreement shall be interpreted against the drafting party shall not apply. All pronouns and any variation thereof shall be deemed to refer to the masculine, feminine, or neuter and to the singular or plural, as the identity of the person or persons may require for proper interpretation of this Agreement.

    12.11. Attorney's Fees. In any arbitration or action between the parties permitted under this Agreement seeking enforcement of any of the terms and provisions of this Agreement, the prevailing party in such arbitration or action shall be awarded, in addition to damages, injunctive or other relief, its reasonable costs and expenses, not limited to taxable costs, and all reasonable attorney's fees.

    12.12. Acknowledgment of Reading. Employee acknowledges that he has read and understands this Agreement, and has received a copy of it.

    IN WITNESS WHEREOF, the parties have entered into this Employment Agreement as of the day and year first above written.

"Company"                                   "Employee"

AyurCore, Inc.



By:________________________________         ________________________________
    Deepa Chitre M.D.                       Barry Wald
    Chief Executive Officer
    Address:   1737 N. First St., #290
               San Jose, CA 95112
    Facsimile: (408) 441-6382

                                   EXHIBIT A


Services  (Pursuant to Section 3.3 of the Agreement)

    Barry Wald shall be responsible for all sales and marketing activities of the Company. In addition, Barry Wald shall perform such other sales and marketing and other services as the Board of Directors of the Company may from time to time direct.

Confidentiality Agreements  (Pursuant to Section 8.1 of the Agreement)

    None.